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Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1996-2
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Original Principal Class A       914,140,000.00
   Class A-1                     794,000,000.00
   Class A-2                      52,240,000.00
   Class A-3                      67,900,000.00
Number of Class A Bonds (000's)      914,140.00
   Class A-1                         794,000.00
   Class A-2                          52,240.00
   Class A-3                          67,900.00
Original Principal Class B        49,370,000.00
Number of Class B Bond (000's)        49,370.00
Original Principal Certificate    36,886,000.00
Number of Certficate Bond (000's)     36,886.00

                                                  1999 Totals
CLASS A
Principal Distribution  - A-1                      97,593,913.46
Class A-1 Interest Distribution                    14,217,991.36

Principal Distribution - A-2                        6,912,546.16
Class A-2 Interest Distribution                     2,828,205.48

Principal Distribution - A-3                        8,984,899.75
Class A-3 Interest Distribution                     3,743,200.39

CLASS B
Principal Distribution                              6,532,816.24
Interest Distribution                               2,834,038.14

Certificates
Principal Distribution                             17,975,747.99
Interest Distribution                               1,766,321.99

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